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                                                                   EXHIBIT 10.12

               [LANGUAGE IN BRACKETS MAY VARY BETWEEN AGREEMENTS]

                             INFINIUM SOFTWARE, INC.
                           Restricted Stock Agreement
                          GRANTED UNDER 1995 STOCK PLAN


         AGREEMENT made this ___ day of __________, ____, between Infinium Software, Inc., a Massachusetts corporation (the "Company"), and ________ (the "Participant") with a residence address of ________________________.

         For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

         1.       PURCHASE OF SHARES.

         The Company hereby grants to the Participant, subject to the terms and conditions set forth in this Agreement and in the Company's 1995 Stock Plan (the "Plan"), ________ shares (the "Shares") of common stock, $.01 par value, of the Company ("Common Stock"). The Participant agrees that the Shares shall be subject to the purchase option set forth in Section 2 of this Agreement and the restrictions on transfer set forth in Section 4 of this Agreement. The Shares shall be issued to the Participant, but no Shares shall be delivered to the Participant until such Shares cease to be "Unvested Shares" (as defined in Section 2, below). The Participant agrees that Unvested Shares may be uncertificated and whether or not certificated shall be held by Boston Equiserve, the Company's transfer agent (the "Transfer Agent") until they cease to be Unvested Shares. The Participant hereby waives any right to receive certificates representing Shares until such Shares cease to be Unvested Shares.

         2.       PURCHASE OPTION.

         (a) [Except as provided in the next sentence,] in the event that the Participant ceases to be employed by the Company for any reason or no reason, with or without cause, prior to [January 31, 2003], the Company shall have the right and option (the "Purchase Option") to purchase from the Participant, for a sum of $.01 per share (the "Option Price"), some or all of the Unvested Shares (as defined below). [Upon (i) the termination by the Company of the Participant's employment, not for "cause" (as defined in the Participant's Executive Severance Plan with the Company effective July 15,
1999), and subject to the execution by the Participant of a one year Non-Competition Agreement as required by the Executive Severance Agreement or
(ii) the occurrence of a Change in Control (as defined in the Executive Severance Agreement), then, all of the Participant's Shares will become immediately vested. - THIS PROVISION ONLY FOR MONK]

         "Unvested Shares" means the total number of Shares multiplied by the Applicable Percentage at the time the Purchase Option becomes exercisable by the Company. The "Applicable Percentage" shall be (i) 100% through [July 30, 2001],
(ii) [75%] from [July 31, 2001 through January 30, 2002], (iii) [50%] from [January 31, 2002 through July 30, 2002], (iii) [25%] from [July 31, 2002, through January 30, 2003] and (iv) zero on or after [January 31, 2003].

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         (b)      In the event that the Participant's employment with the
Company is terminated by reason of death or disability, the Participant shall be deemed for purposes of Sections 2 and 3 to have terminated employment on the first anniversary of the date his employment actually terminated. For this purpose, "disability" shall mean the inability of the Participant, due to a medical reason, to carry out his duties as an employee of the Company for a period of six consecutive months.

         (c) For purposes of this Agreement, employment with the Company shall include employment with a parent or subsidiary of the Company.

         3.       EXERCISE OF PURCHASE OPTION AND CLOSING.

         (a) The Company may exercise the Purchase Option by delivering or mailing to the Participant (or his estate) and the Transfer Agent, within 90 days after the termination of the employment of the Participant with the Company, a written notice of exercise of the Purchase Option. Such notice shall specify the number of Shares to be purchased. If and to the extent the Purchase Option is not so exercised by the giving of such a notice within such 90-day period, the Purchase Option shall automatically expire and terminate effective upon the expiration of such 90-day period.

         (b) Within 10 days after delivery to the Participant and the Transfer Agent of the Company's notice of the exercise of the Purchase Option pursuant to subsection (a) above, the Transfer Agent shall deliver to the Company at its principal offices any certificate or certificates representing the Shares which the Company has elected to purchase in accordance with the terms of this Agreement, , all in form suitable for the transfer of such Shares to the Company. Promptly following its receipt of satisfactory transfer documents, the Company shall pay to the Participant the aggregate Option Price for such Shares (provided that any delay in making such payment shall not invalidate the Company's exercise of the Purchase Option with respect to such Shares).

         (c) After the time at which any Shares are required to be delivered to the Company pursuant to subsection (b) above, the Company shall not pay any dividend to the Participant on account of such Shares or permit the Participant to exercise any of the privileges or rights of a stockholder with respect to such Shares, but shall, in so far as permitted by law, treat the Company as the owner of such Shares.

         (d) The Option Price may be payable, at the option of the Company, in cancellation of all or a portion of any outstanding indebtedness of the Participant to the Company or in cash (by check) or both.

         (e) The Company shall not purchase any fraction of a Share upon exercise of the Purchase Option, and any fraction of a Share resulting from a computation made pursuant to Section 2 of this Agreement shall be rounded to the nearest whole Share (with any one-half Share being rounded upward).

         (f) The Company may assign its Purchase Option to one or more persons or entities.

         4.       RESTRICTIONS ON TRANSFER.

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         The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise any Shares, or any interest therein, that are subject to the Purchase Option.

         5.       RESTRICTIVE LEGENDS.

         All certificates representing Shares shall have affixed thereto legends in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

                  "The shares of stock represented by this certificate are subject to restrictions on transfer and an option to purchase set forth in a certain Restricted Stock Agreement between the corporation and the registered owner of these shares (or his predecessor in interest), and such Agreement is available for inspection without charge at the office of the Clerk of the corporation."

         6.       PROVISIONS OF THE PLAN.

         This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.

         7.       WITHHOLDING TAXES; SECTION 83(b) ELECTION.

         (a) The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the purchase of the Shares by the Participant or the lapse of the Purchase Option.

         (b) The Participant acknowledges that the Participant (and not the Company) shall be responsible for the Participant's own tax liability that may arise as a result of the transactions contemplated by this Agreement. The Participant acknowledges that he or she has been informed of the availability of making an election in accordance with Section 83(b) of the Internal Revenue Code; that such election must be filed with the Internal Revenue Service within 30 days of the transfer of shares to the Participant; and that the Participant is solely responsible for making such election.

         8.       NO RIGHTS TO EMPLOYMENT.

         The Participant acknowledges and agrees that the vesting of the Shares pursuant to Section 2 hereof is earned only by continuing service as an employee at the will of the Company (not through the act of being hired or being granted shares hereunder). The Participant further acknowledges and agrees that the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an employee or consultant for the vesting period, for any period, or at all.

         9.       SEVERABILITY.

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         The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

         10.      WAIVER.

         Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

         11.      BINDING EFFECT.

         This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 4 of this Agreement.

         12.      NOTICE.

         All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 12.

         13.      PRONOUNS.

         Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

         14.      ENTIRE AGREEMENT.

         This Agreement and the Plan constitute the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

         15.      AMENDMENT.

         This Agreement may be amended or modified only by a written instrument executed by both the Company and the Participant.

         16.      GOVERNING LAW.

         This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the Commonwealth of Massachusetts without regard to any applicable conflicts of laws.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


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INFINIUM SOFTWARE, INC.



By:_______________________________          ____________________________________

President